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                                                                   Exhibit 10.13

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement"), is made this ______ day of November, 1999, by and among J.R. CAPITAL, CORP. ("J.R. Capital"), a Florida corporation, with offices located at 2075 N. Powerline Road, Pompano Beach, Florida 33069, Florida and its wholly owned subsidiaries; Atlas-Homestead, Inc.; Atlas Naples, Inc.; Atlas-Lox Road, Inc.; Atlas Riviera, Inc.; Atlas Transoil, Inc.; Atlas-Davie, Inc.; and Atlas- Royal Crown, Inc. (collectively, the "Subsidiaries" and collectively with J.R. Capital, the "Owner"), and DELTA RECYCLING, INC., a Florida corporation, with offices located at 2075 N. Powerline Road, Pompano Beach, Florida 33069 ("Manager").

                                R E C I T A L S :

A. Owner currently owns or has the right to possession of certain properties and facilities more specifically described on Exhibit A below (the "Facilities"). Owner desires to retain Manager as an independent contractor to provide professional, operational and administrative management services of the Facilities in order to maintain continuing operations of the Facilities and to assist Owner with its efforts to maximize its income from the Facilities.

B. Manager desires to provide such services for Owner as an independent contractor and not as Owner's employee.

                              A G R E E M E N T S :

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                ESTABLISHMENT OF INDEPENDENT CONTRACTOR AND TERM

         Owner retains the Manager as an independent contractor and Manager agrees to provide professional operational and administrative management services to the Owner in connection with the operation of the Facilities upon the terms, covenants and conditions contained in this Agreement.






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         The term of this Agreement shall be effective as of November __, 1999, and be effective until October 31, 2004, unless terminated earlier or extended pursuant to Article IV of this Agreement.

                                   ARTICLE II

                                   PROCEDURES

         2.1 OWNER'S DELIVERY OF DOCUMENTS. As soon as possible after the execution of this Agreement, Owner shall endeavor to provide to the Manager such of the following documents and information related to the Facilities as are in its possession and control:

                  (a) copies of all documents under which Owner holds title or the right to possession of the Facilities;

                  (b) copies of all permits, licenses, environmental studies and reports, maps and other similar information relating to each Facility;

                  (c) copies of all local zoning and local permits held by Owner in connection with each Facility;

                  (d) copies of insurance policies and related correspondence with insurance carriers or brokers;

                  (e) copies of such other documents which Owner may deem pertinent to continuing operations or which Manager may request, and

                  (f) copies of all recent operating statements, budgets, and reports in Owner's possession.

         2.2 MANAGER'S DUTIES. Manager shall do the following:

                  (a) provide all administrative and managerial functions for the Owner including, but not limited to, accounting services, environmental oversight, environmental reporting to all necessary governmental agencies and to Owner's lender, GMAC Commercial Credit LLC ("GMACCC") to the extent required in any loan documentation between Owner and GMACCC, as the same may be amended from time to time (the "GMACCC Credit Facility"), sales and general administrative services and employ such personnel, at its own expense, necessary to accomplish such functions, except for non-administrative





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                           or managerial personnel located at each Facility who
                           shall be employed by Owner;

                  (b) Manager shall maintain separate books and records, for, and in the name of, each Owner which will not be consolidated or commingled with the books and records of the Manager or any of its affiliates. The Owner shall continue to collect its accounts receivable with the assistance of the Manager and maintain its blocked account arrangement with ________. All bank accounts shall continue to be maintained in the name of the Owner and the Owner shall continue to be responsible for the timely payment of all expenses and obligations. In the event the Manager shall come into possession of any property of the Owner, such property shall be held by the Manager, in trust for the Owner, and shall be immediately remitted to the Owner. The Manager shall not have the right to enter into contracts which obligate the Owner, or incur indebtedness in the name of the Owner, unless the Manager has received the Owner's written consent to enter into such contract or incur such obligation.

                  (c) Manager or any of its Affiliates will allow each of the Facilities to dispose of residue at any of the Facilities owned or operated by Manager or any of its Affiliates at a rate equal to the lesser of (i) fair market value or (ii) the same rate which Manager charges itself on an internal basis for disposal of its own residue. Manager will allow, but not require, each Facility to share in the benefit obtained by Manager or any of its Affiliates from any waste disposal contracts between Manager or any of its Affiliates and any third party, to the extent permissible under any such agreement.

                  (d) review all documents and information supplied to Manager pursuant to Section 2.1 and advise Owner of any discrepancies, problems or matters which may require immediate attention;

                  (e) consult with Owner regarding appropriate types and amounts of insurance, under policies and from carriers acceptable to Owner and GMACCC, in order to comply with the GMACCC Credit Facility and the normal customs and practices and applicable laws and agreements relating to the ownership, use, operation and occupancy of the Facilities, including special policies required since these are waste facilities; all policies shall name Owner and GMACCC as insureds, as their interests may appear;





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                  (f)      provide in accordance with Owner's requirements, a
                           financial accounting and control system to provide periodic financial operating reports;

                  (g) report to Owner and GMACCC on such other matters as Manager, Owner and/or GMACCC deem pertinent to operations or Owner's efforts to sell the Facilities;

                  (h) prepare all projections, financial accounting and other reports required under the GMACCC Credit Facility; and

                  (i) furnish copies to Owner, and to GMACCC to the extent required by the GMACCC Credit Facility, as and when received, of (i) any notices of governmental violations, (ii) notices, inspection and other reports from any other regulatory authority, (iii) insured or uninsured claims and (iv) any other information materially affecting the ownership, use, operation or occupancy of the Facilities.

                                   ARTICLE III

                             MANAGER'S COMPENSATION

         3.1 MANAGEMENT FEE. During the period that this Agreement is in full force and effect, Manager shall receive as payment for services rendered under this Agreement a fee in an amount equal to the total amount on Exhibit B attached hereto (as amended from time to time) plus 10% (the "Management Fee") provided, however, that at no time shall the Management Fee exceed the amount set forth by the Owner in any projections provided to, and approved by GMACCC, pursuant to the GMACCC Credit Facility. The Management Fee shall be paid in monthly installments in advance on the first day of each month, provided, however, that the Management Fee for any fractional month at the beginning or end of the term of this Agreement shall be prorated. Manager, any affiliate of Manager, or any principal of Manager is expressly prohibited from receiving any other fees, charges or other income whatsoever from any service related to the Manager's operation of the Facilities, without the express written consent of the Owner and GMACCC.

         3.2 ADDITIONAL BENEFITS TO MANAGER AND OWNER. Owner and Manager will allow each other, and any of their Affiliates, to utilize any of Owner's Facilities or Manager's facilities for a price equal to ninety (90%) percent of the fair market value for such services charged to non-affiliate third parties.





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                                   ARTICLE IV

                                   TERMINATION

         4.1 TERMINATION. The Owner may terminate this Agreement at any time without cause with such termination to be effective thirty (30) days after written notice has been received by the Manager from the Owner. The Owner may terminate this Agreement at any time for cause immediately upon written notice to Manager. The Manager can terminate this Agreement and such termination shall be effective ninety (90) days after written notice of such termination has been received by the Owner from the Manager. Any notice of termination sent by either Owner or Manager shall also be sent by such party to GMACCC. In the event the Owner terminates for cause, the Owner shall be entitled to offset its damages against any theretofore earned but unpaid compensation otherwise due to Manager. Nothing herein shall preclude Owner from recovering such damages from any other assets of the Manager.

         4.2 TERMINATION UPON SALE OR CHANGE OF CONTROL OF MANAGER. Unless sooner terminated, this Agreement shall terminate (i) as to any individual Owner, upon the transfer of title of such Owner's Facility or (ii) as to all entities comprising the Owner, upon the transfer of title to all of the Facilities. Unless sooner terminated, this Agreement shall terminate upon the change of control of the ownership of Manager or if Messrs. Patrick F. Marzano shall no longer act as an employee of Manager responsible for Manager's performance of this Agreement or Jack R. Casagrande shall no longer be a shareholder of Manager's parent, Star Services, Inc.

         4.3 SURVIVAL OF COVENANTS. Termination of this Agreement under any of the provisions herein shall not release Manager for liability for failure to perform any of the duties or obligations of Manager as expressed herein and required to be performed prior to such termination. Upon termination, Manager shall forthwith, at the instruction of Owner, (a) cease to continue to collect all obligations owed to the Facilities on behalf and in the name of the Owner and otherwise proceed with an orderly conclusion of Manager's obligations under this Agreement, (b) surrender and deliver to Owner or its designee (i) possession of the Facilities, (ii) all rents and income of the Facilities, and
(iii) other monies of Owner on hand and in any bank account; (c) deliver to Owner as received any monies due Owner under this Agreement but received after such termination; (d) deliver to Owner or its designee all materials and supplies, keys and documents, and such other accounting, papers and records pertaining to the Facilities or this Agreement; and (e) with Owner's prior approval, assign and deliver to Owner or its designee such existing contracts, permits and licenses relating to the operations and maintenance of the Facilities to the extent such contracts, permits and licenses, if any, were not initially applied for or granted in the name of the Owner.





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         4.4 TERMINATION END OF TERM. Unless previously terminated earlier as provided herein, this Agreement shall also terminate at the end of the term hereof as set forth in Article I herein.

                                    ARTICLE V

                              COVENANTS OF MANAGER

         The Manager covenants and agrees with the Owner as follows:

         5.1 MANAGEMENT AND MARKETING OF THE FACILITIES. Manager shall manage and market the business and services of the Facilities so that the Facilities will be operated and maintained with maximum profit in a first class manner and in accordance with sound facilities management practice.

         5.2 REQUIRED RETURNS AND REPORTS. Manager shall execute and file punctually when due all forms, reports and returns and pay when due all amounts required by law relating to the employment of personnel and to the operation of the Facilities.

         5.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Manager shall take such action as may be necessary to obtain and maintain in the name of the Owner, in full force and effect, all necessary licenses, and permits and to comply with any and all laws, regulations, orders or requirements necessary for full operation, use, possession and occupancy of the Facilities from any federal, state, county or municipal authority having jurisdiction thereover, and to comply with all insurance policies.

         5.4 QUALIFICATION TO DO BUSINESS. The Manager hereby represents to the Owner that Manager is qualified to do business and is in good standing in the State where the Facilities are located and the Manager hereby covenants that Manager shall maintain such qualification to do business throughout the term of this Agreement. Manager has full right and authority to enter into this Agreement and the Agreement is valid and enforceable.

         5.5 OWNER'S ACCESS TO FACILITIES AND ITS OPERATIONS. The Owner and GMACCC shall at all times have the right of access to the Facilities and the right to inspect the Facilities. Manager shall maintain at the Facilities or such other places as may be approved by Owner, upon notice to GMACCC, a comprehensive system of office records, books and accounts in a manner satisfactory to Owner. Owner, GMACCC and others designated by the Owner or GMACCC shall have access at all times to such records, accounts and books and to all vouchers, files and all other material pertaining to the Facilities and this Agreement, all of which Manager agrees to keep safe, available and separate from any records not having to do with the Facilities.




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         5.6 LITIGATION. Manager shall promptly upon receipt of any and all
Notices, Summons, Complaints, Petitions, Orders or any other form of process, served or otherwise received at the Facilities, whether as a result of service by mail, personal delivery, or otherwise, and whether as a result of the assertion of federal, state, county or municipal jurisdiction, and in no event later than twenty-four (24) hours from the time of receipt, forward, or cause to be forwarded, same to Owner and to GMACCC, to the extent required by the GMACCC Credit Facility and proceed as directed by the Owner, consistent with the terms of the GMACCC Credit Facility.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 INDEMNIFICATION. Manager shall indemnify, defend, and hold Owner harmless from and against any and all claims, damages, liabilities, costs, expenses, actions, or suits of any kind resulting directly or indirectly from fraud, negligence or wilful tort perpetrated by or on the part of Manager's officers, employees, agents or representatives.

         6.2 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party and GMACCC.

         6.3 ADDITIONAL INFORMATION. From time to time the Owner may request from the Manager and the Manager shall provide such other and additional information as Owner desires.

         6.4 SUBORDINATION. This Agreement is subject and subordinate to all notes, mortgages, security interests, liens, claims, and encumbrances now affecting the Facilities.

         6.5 NO JOINT VENTURE. Owner and Manager shall not be construed as partners, joint venturers or as members of a joint enterprise and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

         6.6 NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be sent by (i) registered or certified mail, (ii) personal delivery, (iii) telecopier, or (iv) reputable overnight delivery service, addressed in the case of Owner to:

                           J.R. CAPITAL, CORP.
                           2075 N. Powerline Road
                           Pompano Beach, FL 33069
                           Attn:    Jack R. Casagrande






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and in the case of Manager to:

                           DELTA RECYCLING, INC.
                           2075 N. Powerline Road
                           Pompano Beach, FL 33069
                           Attn:    Patrick F. Marzano

and in the case of GMACCC to:

                           GMAC Commercial Credit LLC
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Attn:    Frank Imperato

or to such other address or addressee as shall, from time to time, have been designated by written notice by either party to the other party as herein provided. All notices, demands and requests which shall be served upon either party addressed in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder (a) upon the Owner if mailed, at the time such notice, demand or request shall be received by the Owner addresses or, if personally delivered, sent by telecopier or sent by overnight delivery, upon receipt or (b) upon the Manager, if mailed three (3) days after such notice, demand or request shall be mailed by Owner or, if personally delivered, sent by overnight delivery, upon receipt.

         6.7 Each Subsidiary hereby irrevocably designates J.R. Capital to be its attorney-in-fact and agent, and in such capacity to execute and deliver all instruments, documents and writings or to take such other actions on behalf of the Subsidiaries as may be necessary or appropriate to be taken on behalf of the Owner pursuant to this Agreement.

         6.8 SEVERABILITY. The invalidity or unenforceability of any particular paragraph or provision of this Agreement shall not affect the validity of the remaining provisions of this Agreement. This Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         6.9 TERMINATION SURVIVAL. The covenants of the Manager in this Agreement including but not limited to the "indemnification" provision herein and the provisions of Section 4.3 shall survive and remain enforceable after termination by either party to this Agreement.

         6.10 GOVERNING LAW. This Agreement shall be governed and construed under the law of the State of Florida, and the parties hereto consent to the jurisdiction of said State.




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         6.11 HEADINGS. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

         6.12 ENTIRE AGREEMENT. This document represents the entire agreement between the parties with respect to the subject matter hereof, and to the extent inconsistent therewith, supersedes all other prior agreements, representations, and covenants, oral or written provided, however, that in the event of any inconsistency between this Agreement and the terms of the GMACCC Credit Facility, the terms of the GMACCC Credit Facility shall control. This Agreement cannot be amended, modified, waived or changed at any time or in any respect except by an instrument in writing executed by Owner and Manager and consented to, in writing, by GMACCC.

         6.13 SUCCESSOR AND ASSIGNS. Except as limited in Section 6.1 hereof, this Agreement shall be binding upon and inure to the benefit of the parties, legal representatives, successors and assigns.

         6.14 PRE-EXISTING CONDITION. Owner specifically agrees that manager has not assumed any responsibilities or liability for pre-existing environmental or other conditions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                     OWNER:

                                     J.R. CAPITAL, CORP.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     ATLAS-HOMESTEAD, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                      [SIGNATURES CONTINUED ON NEXT PAGE]







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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                     ATLAS NAPLES, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     ATLAS-LOX ROAD, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     ATLAS RIVIERA, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     ATLAS-DAVIE, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     ATLAS-ROYAL CROWN, INC.



                                     By: /s/ Jack R. Casagrande
                                         ---------------------------------------
                                     JACK R. CASAGRANDE, President



                                     MANAGER:

                                     DELTA RECYCLING, INC.



                                     By: /s/ Patrick F. Marzano
                                         ---------------------------------------
                                     PATRICK F. MARZANO, President






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                                    EXHIBIT A

                                   FACILITIES

Name:
-----

Atlas-Riviera
Atlas-Lox Road
Atlas-Davie
Atlas-Homestead
Atlas-Naples

Transoil - Manatee
Transoil - Dade City





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                                    EXHIBIT B

                                 MANAGEMENT FEE

Management Fee to be paid to Delta Recycling will consist of:

Site Management as per attached schedule:                             608,589

Executive management & Administration                                 638,950

Office expenses, rent, phone, electric, etc.                          150,000

Total                                                               1,397,539







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